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                                                                    Exhibit 3.60
                               CODE OF REGULATIONS
                                       OF
                      RADIOLOGY CONSULTING ASSOCIATES, INC.

                                    ARTICLE I
                                  Shareholders

Section 1 - Annual Meeting

         The annual meeting of the shareholders shall be held at the principal office of the Corporation in Cleveland Heights, Ohio, or at such other place as the Board of Directors may designate and cause to be stated in the notice of such meeting given to shareholders at 1:00 p.m. Eastern Standard Time, on the First Thursday in January each year, if not a legal holiday, and if a legal holiday, then on the next successive business day, for the purpose of electing Directors and of considering reports to be laid before said meeting. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

Section 2 - Place of Meetings

         Any meeting of the shareholders of the Corporation may be held within or without the State of Ohio.

                                   ARTICLE II

                               Board of Directors

Section 1 - Powers, Number and Term of Office

         All the capacity of the Corporation shall be vested in and all its authority, except as otherwise provided by law or by the Articles in regard to action required to be taken, authorized or approved by shareholders, shall be exercised by a Board of Directors of not less than three (3) persons, which shall manage and conduct the business of the Corporation. Directors shall be elected at the annual meeting of the shareholders, or if not so elected, at a special meeting of the shareholders called for that purpose, and shall hold office for one year and until their successors are chosen and qualified, subject, however, to provisions of law, the Articles and the Regulations as to removals and the creation of vacancies.

         Each person elected a Director of the Corporation in order to qualify as a Director shall within sixty (60) days from the date of his election qualify as such by either (a) accepting in



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writing his election as a Director or (b) being present or acting as a Director in a duly called meeting of the Board of Directors.

Section 2 - Changes in Number of Directors

         The number of Directors may be fixed or changed by resolution adopted by the vote of the shareholders present in person or by proxy at a meeting called to elect Directors, entitled to exercise two-thirds of the voting power of the shares represented at such meeting and entitled to vote at such election but no reduction of the number of directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 3 - Vacancies

         The office of a Director shall become vacant if he dies or resigns.

         The Board of Directors may remove any Director and thereby create a vacancy in the Board:

         1. if he be declared of unsound mind by any order;

         2. if he does not qualify within sixty (60) days as provided by these Regulations.

         Any vacancy in the Board of Directors may be filled for the unexpired term by the remaining Director or Directors, though less than a majority of the whole Board, by a vote of a majority of their number. Within the meaning of this section, a vacancy or vacancies shall be deemed to exist in case the shareholders shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional Directors so provided for, or in case the shareholders fail at any time to elect the whole authorized number of Directors.

Section 4 - Meetings

         Meetings of the Board of Directors may be held at any time within or without the State of Ohio.

         Regular meetings of the Board of Directors shall be held immediately after the annual meetings of the shareholders and at such other stated times as may be fixed by the Board of Directors, and such regular meetings may be held without further notice.

         Special meetings of the Board of Directors may be called by the President of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of such meetings shall be served upon or telephoned to each Director at least twenty-four hours, or given by mail, telegram or cablegram to each Director at his address as shown by the books of the Corporation at least forty-eight hours, prior to the time of the meeting. Such notice may be waived in writing by any Director, either before or after the meeting. Attendance at the meeting


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by a Director without protesting proper notice, shall constitute waiver of such notice by such Director.

Section 5 - Quorum

         A majority of the whole authorized number of Directors is necessary to constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitutes a quorum for filling a vacancy in the Board. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board, unless the act of a greater number is required by the Articles or these Regulations.

Section 6 - Committees

         The Board of Directors may from time to time create an Executive Committee, a Finance Committee and such other Committees as it may deem to be advisable and may delegate to any such Committee any of the powers of the Board of Directors, other than that of filling vacancies among the Directors or in any committee of the Directors. Any such committee shall be composed of not less than three members of the Board of Directors to serve until otherwise ordered by the Board of Directors and shall act only in the interval between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors. The Board of Directors may appoint one or two more Directors as alternate members of any such Committee, who may take the place of any absent member or members at any meeting of such committee.

         Any such Committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members. Any act or authorization of an act by any such Committee within the scope of the powers delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.

                                   ARTICLE III

Section 1 - Officers

         The Corporation shall have a President (who shall be a member of the Board of Directors), a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Corporation may also have one or more Vice Presidents. Assistant Secretaries, Assistant Treasurers, and such other officers as the Board may deem advisable, all of whom shall be elected for one year and until their successors are selected and qualified, unless otherwise specified by the Board of Directors; provided, however, that any officer shall be subject to removal, with or without cause, at any time by the vote of a majority of the Board of Directors. The election of an officer for a given term, or a general provision in the Articles or these Regulations with respect to term of office, shall not be deemed to create contract rights.

         Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by


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law or by the Articles or these Regulations to be executed, acknowledged or verified by two or more officers.

Section 2 - The President

         The President, when present, shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction of the Board of Directors and the Executive Committee, he shall have general charge and authority over the business of the Corporation. He shall from time to time make such reports of the business of the Corporation as the Board of Directors may require. The President shall perform such other duties and have such powers as are assigned to or vested in him by the Board of Directors.

Section 3 - The Vice President

         The Vice President, or, if there be more than one, the Vice Presidents, in order of their seniority by designation (or if not designated, in order of their seniority of election), shall perform the duties of the President in his absence or during his disability to act. The Vice Presidents shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors or the Executive Committee.

Section 4 - The Secretary

         The Secretary shall issue notices of all meetings for which notice is required to he given, shall keep the minutes of all meetings, shall have charge of the corporate seal and corporate record books, and have such other powers and perform such other duties as are assigned to or vested in him by the Board of Directors or the Executive Committee.

Section 5 - The Treasurer

         The Treasurer shall be the financial officer of the Corporation. He shall have the custody of all moneys and securities of the Corporation and shall keep adequate and correct accounts of the Corporation's receipts and disbursements, including records of customers' credits and collections. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. He shall have such other powers and perform such other duties as are assigned to or vested in him by the Board of Directors or the Executive Committee.

Section 6 - Other Officers

         Other officers of the Corporation shall have such powers and duties as may be assigned to or vested in them by the Board of Directors or the Executive Committee.

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Section 7 - Authority to Sign

         Share certificates shall be signed as hereinafter in ARTICLE IV provided. Except as otherwise specifically provided by the Board of Directors or the Executive Committee of the Corporation, checks, notes, drafts, contracts or other instruments authorized by the Board of Directors or the Executive Committee may be executed and delivered on behalf of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 8 - Duties of Officers may be Delegated

         In case of the absence or disability of an officer of the Corporation, or for any other reason that may seem sufficient to the Board, the Board of Directors may, for the time being, delegate his powers and duties to any other officer or to any Director.

Section 9 - Compensation, Salaries and Indemnity

         (a) The Board of Directors may fix the pay of all officers. The Board may also allow compensation to members of any committee. The Board may vote compensation to any Directors for attendance at meetings or for any special services.

         (b) Each person who is, has been, or shall hereafter be, a director or officer of the Corporation, or who is serving, may have served, or shall serve at its request as a director or officer of another corporation, shall be indemnified by the Corporation to the full extent to which indemnification is permitted by subsections E(1) through E(8) of Section 1701.13 of the Ohio Revised Code.

         The foregoing rights of indemnification shall inure to the benefit of the personal representatives of such persons, and shall be in addition to any other rights to which any such persons may be entitled to at law or agreement or otherwise.

                                   ARTICLE IV

Section 1 - Certificates

         Each shareholder of the Corporation shall be entitled to a certificate signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, evidencing the number and class of paid-up shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid; provided, however, that when any such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any such officer upon such certificate may be facsimile, engraved, stamped or printed.

         The stock of the Corporation shall be issued to, held by, or transferred only to a person who is duly licensed or otherwise authorized to provide radiology services in the State of Ohio


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and who, unless disabled, is actively engaged in such practice, except as otherwise permitted by these regulations or by the provisions of Chapter 1785 of the Ohio Professional Associations Act.

         In case any officer or officers, who shall have signed, or whose facsimile signature shall have been engraved, stamped or printed on any certificate or certificates for shares, shall cease to be such officer or officers of the Corporation, because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of an incorporated transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be effective in all respects when delivered.

         Such certificates shall be in such form as shall be approved by the Board of Directors and shall contain the following endorsement: "This certificate may only be issued to, held by, or transferred to a person who is licensed or otherwise authorized to provide radiology services in the State of Ohio and who, unless disabled, is actively engaged in such practice, except as otherwise permitted under Chapter 1785 of the Ohio Professional Associations Act".

Section 2 - Transfer and Registration

         The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the execution, delivery, transfer and registration of share certificates and may appoint incorporated transfer agents and registrars thereof.

         Transfer books may be kept in any state of the United States or in any foreign country for the purpose of transferring shares issued by the Corporation; but if no transfer agent is appointed to act in this State, the Corporation shall keep an office in this State at which shares shall be transferable; and at which it shall keep books in which shall be recorded the names and addresses of all shareholders, and all transfers of shares.

                                    ARTICLE V

Section 1 - Voting Upon Stocks

         Unless otherwise ordered by the Board of Directors, the President, a Vice President, the Secretary or the Treasurer, of the Corporation, or a proxy appointed by any such officer, shall have full power and authority on behalf of the Corporation to attend, to act and to vote at any meeting of shareholders of and to execute consents, waivers, and releases relating to the affairs of any other corporation, domestic or foreign, for profit or nonprofit, in which the Corporation may hold stock or membership, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which as the owner thereof the Corporation would have possessed and might have exercised if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

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                                   ARTICLE VI

Section 1 - Amendments

         The Regulations of the Corporation may be amended or added to by the affirmative vote of the shareholders of record entitled to exercise two-thirds of the voting power on such proposal or, without a meeting, by the written consent of the shareholders of record entitled to exercise two-thirds of the voting power on such proposal; provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, it shall be the duty of the Secretary to enter the amendment in the records of the Corporation and to mail a copy of such amendment to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

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